News Release
FOR IMMEDIATE RELEASE

TEREX ANNOUNCES FIRST QUARTER 2017 RESULTS

WESTPORT, CT, May 2, 2017 -- Terex Corporation (NYSE: TEX) today announced a first quarter 2017 loss from continuing operations of $60.3 million, or ($0.57) per share, on net sales of $1.0 billion. In the first quarter of 2016, the reported loss from continuing operations was $22.0 million, or $0.20 per share, on net sales of $1.1 billion. Excluding after-tax charges of $65.8 million, income from continuing operations, as adjusted, for the first quarter of 2017 was $5.5 million, or $0.05 per share. This compares to income from continuing operations, as adjusted, of $5.0 million or $0.05 per share in the first quarter of 2016. The after-tax charges in the first quarter of 2017 were primarily for deal related costs and the Company’s refinancing activities. The Glossary at the end of this press release contains further details regarding these non-GAAP measures.
“We are encouraged by our start to 2017,” said John L. Garrison, Terex President and CEO. “Our Material Processing (MP) segment had an excellent first quarter, growing sales and operating margin. Our Cranes segment results were consistent with our expectation that volumes would be down in the first half of 2017. In Aerial Work Platforms (AWP) sales were down as expected, and operating margins compressed on lower sales and the strength of the US dollar.”
“Looking forward, we see positive momentum in our backlog, which grew year-over-year for the first time in eight quarters,” continued Mr. Garrison. “Overall backlog grew 10%, rising in each of our segments. In particular, the North American market for AWP products is stronger than we anticipated, with positive customer sentiment tempering the impact of the replacement cycle. Year-over-year, AWP backlog grew 21% and bookings rose 38%. In addition, MP backlog grew 29%.”
“We made substantial progress executing our strategy to focus and simplify the Company, and build capabilities in key commercial and operational areas” added Mr. Garrison. “In January we completed the MHPS sale. We also closed the sale of our loader backhoe business based in Coventry, England, and announced the sale of our India loader backhoe business. Our Cranes restructuring program is making progress, with the closing of our Jinan facility, and we continue to address structural costs. The Commercial Excellence program is providing greater visibility to sales opportunities and helping to improve our bookings and backlog.”
“We significantly improved our capital structure, reducing our debt by approximately $600 million, improving interest rates, and extending our maturities. We expect interest savings of approximately $35 million on an annualized basis.”

Mr. Garrison continued, “In the first quarter we earned a dividend on our Konecranes shares of $13.5 million, contributing $0.09 to our earnings per share. We also repurchased approximately 6.5 million shares of Terex stock through our previously announced programs. Including the full year impact of the Konecranes dividends and our share repurchases, we are increasing our full year adjusted EPS guidance to $0.80 to $0.95.”

Re-segmentation and Non-GAAP Measures

The current and prior period results reflect the re-segmentation of our scrap material handling, concrete mixer trucks and concrete paver business from our former Construction segment into MP, and part of the North American services business from Cranes to MHPS and AWP. Our MHPS business is reported as a discontinued operation. Remaining product lines of our former Construction segment, such as mini-excavators, loader backhoes and site dumpers are included in Corporate and Other.

Results of operations reflect continuing operations. All per share amounts are on a fully diluted basis. A comprehensive review of the quarterly financial performance is contained in the presentation that will accompany the Company’s earnings conference call.

In this press release, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses. Terex now calculates its quarterly adjusted effective tax rate by multiplying the adjusted forecast full year effective tax rate by the adjusted pre-tax income. Terex believes this more closely aligns with how its investors analyze quarterly results. 2016 results have been adjusted using the same approach.

The Company provides guidance on a non-GAAP basis as the Company cannot predict with a reasonable degree of certainty some elements that are included in reported GAAP results, such as the impact from periodic adjustments to fair value in our ownership interest in Konecranes, the impact of the release of tax valuation allowances and future restructuring charges.

The Glossary at the end of this press release contains further details about this subject.

Conference call

The Company has scheduled a one hour conference call to review the financial results on Wednesday, May 3, 2017 at 8:30 a.m. ET. John L. Garrison, President and CEO, will host the call. A simultaneous webcast of this call will be available on the Company’s website, www.terex.com. To listen to the call, select “Investor Relations” from the home page and click on the webcast microphone link. Participants are encouraged to access the call 10 minutes prior to the starting time. The call will also be archived on the Company’s website under “Audio Archives” in the “Investor Relations” section of the website.

Contact Information:

Brian Henry
Senior Vice President, Business Development and Investor Relations
Phone: 203-222-5954
Email: brian.henry@terex.com

Forward-Looking Statements
This press release contains forward-looking information regarding future events or the Company’s future financial performance based on the current expectations of Terex Corporation. In addition, when included in this press release, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. The Company has based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance.

Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond the control of Terex, include among others: Our business is cyclical and weak general economic conditions affect the sales of our products and financial results; the need to comply with restrictive covenants contained in our debt agreements; our ability to generate sufficient cash flow to service our debt obligations and operate our business; our ability to access the capital markets to raise funds and provide liquidity; our business is sensitive to government spending; our business is highly competitive and is affected by our cost structure, pricing, product initiatives and other actions taken by competitors; our retention of key management personnel; the financial condition of suppliers and customers, and their continued access to capital; our providing financing and credit support for some of our customers; we may experience losses in excess of recorded reserves; the carrying value of goodwill could become impaired; our ability to obtain parts and components from suppliers on a timely basis at competitive prices; our business is global and subject to changes in exchange rates between currencies, commodity price changes, regional economic conditions and trade restrictions; our operations are subject to a number of potential risks that arise from operating a multinational business, including compliance with changing regulatory environments, the Foreign Corrupt Practices Act and other similar laws and political instability; a material disruption to one of our significant facilities; possible work stoppages and other labor matters; compliance with changing laws and regulations, particularly environmental and tax laws and regulations; litigation, product liability claims, intellectual property claims, class action lawsuits and other liabilities; our ability to comply with an injunction and related obligations imposed by the United States Securities and Exchange Commission (“SEC”); disruption or breach in our information technology systems; and other factors, risks and uncertainties that are more specifically set forth in our public filings with the SEC.

Actual events or the actual future results of Terex may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

About Terex
Terex Corporation is a global manufacturer of lifting and material processing products and services that deliver lifecycle solutions to maximize customer return on investment. The company reports in three business segments: Aerial Work Platforms, Cranes, and Materials Processing. Terex delivers lifecycle solutions to a broad range of industries, including the construction, infrastructure, manufacturing, shipping, transportation, refining, energy, utility, quarrying and mining industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) and its Facebook page (www.facebook.com/TerexCorporation) to make information available to its investors and the market.

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
(in millions, except per share data)

	Three Months
	Ended March 31,
	2017	2016
Net sales	$1,006.9	$1,114.3
Cost of goods sold	(854.6)	(932.6)
Gross profit	152.3	181.7
Selling, general and administrative expenses	(158.6)	(170.4)
Income (loss) from operations	(6.3)	11.3
Other income (expense)
Interest income	1.8	1.2
Interest expense	(21.4)	(24.7)
Loss on early extinguishment of debt	(45.4)	—
Other income (expense) – net	(17.3)	(5.9)
Income (loss) from continuing operations before income taxes	(88.6)	(18.1)
(Provision for) benefit from income taxes	28.3	(3.9)
Income (loss) from continuing operations	(60.3)	(22.0)
Income (loss) from discontinued operations – net of tax	—	(52.4)
Gain (loss) on disposition of discontinued operations- net of tax	55.7	3.4
Net income (loss)	(4.6)	(71.0)
Net (income) loss from Discontinuing Operations attributable to non-controlling interest	—	0.2
Net income (loss) attributable to Terex Corporation	$(4.6)	$(70.8)
Amounts attributable to Terex Corporation common stockholders:
Income (loss) from continuing operations	$(60.3)	$(22.0)
Income (loss) from discontinued operations – net of tax	—	(52.2)
Gain (loss) on disposition of discontinued operations – net of tax	55.7	3.4
Net income (loss) attributable to Terex Corporation	$(4.6)	$(70.8)
Basic Earnings (Loss) per Share Attributable to Terex Corporation Common Stockholders:
Income (loss) from continuing operations	$(0.57)	$(0.20)
Income (loss) from discontinued operations – net of tax	—	(0.48)
Gain (loss) on disposition of discontinued operations – net of tax	0.53	0.03
Net income (loss) attributable to Terex Corporation	$(0.04)	$(0.65)
Diluted Earnings (Loss) per Share Attributable to Terex Corporation Common Stockholders:
Income (loss) from continuing operations	$(0.57)	$(0.20)
Income (loss) from discontinued operations – net of tax	—	(0.48)
Gain (loss) on disposition of discontinued operations – net of tax	0.53	0.03
Net income (loss) attributable to Terex Corporation	$(0.04)	$(0.65)
Weighted average number of shares outstanding in per share calculation
Basic	105.2	108.8
Diluted	105.2	108.8

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
(in millions, except par value)

	March 31,	December 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$813.9	$428.5
Other current assets	1,756.0	1,539.1
Current assets held for sale	27.8	732.9
Total current assets	2,597.7	2,700.5
Non-current assets
Property, plant and equipment – net	302.7	304.6
Other non-current assets	1,260.3	830.4
Non-current assets held for sale	2.4	1,171.3
Total non-current assets	1,565.4	2,306.3
Total assets	$4,163.1	$5,006.8

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable and current portion of long-term debt	$263.2	$13.8
Other current liabilities	998.1	939.4
Current liabilities held for sale	16.4	453.8
Total current liabilities	1,277.7	1,407.0
Non-current liabilities
Long-term debt, less current portion	979.6	1,562.0
Other non-current liabilities	207.5	204.5
Non-current liabilities held for sale	2.6	312.1
Total non-current liabilities	1,189.7	2,078.6
Total liabilities	2,467.4	3,485.6

Total stockholders’ equity	1,695.7	1,521.2
Total liabilities and stockholders’ equity	$4,163.1	$5,006.8

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)
(in millions)

	Three Months
	Ended March 31,
	2017	2016
Operating Activities
Net income (loss)	$(4.6)	$(71.0)
Depreciation and amortization	16.3	29.9
Changes in operating assets and liabilities and non-cash charges	(207.8)	(79.6)
Net cash provided by (used in) operating activities	(196.1)	(120.7)
Investing Activities
Capital expenditures	(10.6)	(22.2)
Other investing activities, net	1,058.9	(3.7)
Net cash (used in) provided by investing activities	1,048.3	(25.9)
Financing Activities
Net cash provided by (used in) financing activities	(544.7)	(5.8)
Effect of exchange rate changes on cash and cash equivalents	7.0	9.5
Net increase (decrease) in cash and cash equivalents	314.5	(142.9)
Cash and cash equivalents at beginning of period	501.9	466.5
Cash and cash equivalents at end of period	$816.4	$323.6

TEREX CORPORATION AND SUBSIDIARIES
SEGMENT RESULTS DISCLOSURE
(unaudited)
(in millions)

	Q1
	2017		2016
		% of		% of
		Net Sales		Net Sales
Consolidated
Net sales	$1,006.9		$1,114.3
Income (loss) from operations	$(6.3)	(0.6)%	$11.3	1.0%

AWP
Net sales	$472.4		$520.7
Income from operations	$21.7	4.6%	$38.1	7.3%

Cranes
Net sales	$263.9		$307.3
Loss from operations	$(32.8)	(12.4)%	$(16.6)	(5.4)%

MP
Net sales	$249.1		$223.8
Income from operations	$25.5	10.2%	$15.8	7.1%

Corp and Other / Eliminations
Net sales	$21.5		$62.5
Loss from operations	$(20.7)	(96.3)%	$(26.0)	(41.6)%

GLOSSARY

In an effort to provide investors with additional information regarding the Company’s results, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. In addition, the Company believes that non-GAAP financial measures should be considered in addition to, and not in lieu of, GAAP financial measures. Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses. Management of Terex uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company’s financial performance against such budgets and targets.

The amounts described below are unaudited, are reported in millions of U.S. dollars (except share data and percentages), and are as of or for the period ended March 31, 2017, unless otherwise indicated.

2017 Outlook: The Company’s 2017 outlook for earnings per share and 2017 full year adjusted forecasted tax rate are non-GAAP financial measures because they exclude items such as restructuring and other related charges, impact from periodic adjustments to fair value in ownership interest in Konecranes, deal related costs, the impact of the release of tax valuation allowances, and gains and losses on divestitures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the exact timing and impact of such items. The unavailable information could have a significant impact on the Company’s full-year 2017 GAAP financial results.

After-tax gains or losses and per share amounts are calculated using pre-tax amounts, applying a tax rate based on jurisdictional rates to arrive at an after-tax amount. This number is divided by diluted weighted average shares outstanding to provide the impact on earnings per share. The Company highlights the impact of these items because when discussing earnings per share, the Company adjusts for items it believes are not reflective of ongoing operating activities in the periods. Restructuring and related charges are a recurring item as Terex’s restructuring programs usually require more than one year to fully implement and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to varying levels of restructuring activity and the inherent imprecision in the estimates used to recognize the costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

Q1 2017	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes*	Income (loss) from Continuing Operations	Earnings (loss) per share**
As Reported (GAAP)	$(88.6)	28.3	(60.3)	$(0.57)
Restructuring & Related	9.0	(1.5)	7.5	0.07
Deal Related	32.8	(12.7)	20.1	0.19
Transformation	8.4	(3.0)	5.4	0.05
Extinguishment of Debt	45.9	(16.4)	29.5	0.28
Tax & Interim Period***	—	3.3	3.3	0.03
As Adjusted (Non-GAAP)	$7.5	(2.0)	5.5	$0.05

* Tax effect on adjustments is calculated using the applicable jurisdictional blended tax rate
** Based on diluted average shares outstanding of 105.2 million
*** Includes adjustments without related pre-tax amounts and the tax amount necessary to align quarterly tax expense (benefit) with the forecasted full year as adjusted effective tax rate

Q1 2016	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes*	Income (loss) from Continuing Operations	Earnings (loss) per share**
As Reported (GAAP)	$(18.1)	(3.9)	(22.0)	$(0.20)
Deal Related	10.5	(1.6)	8.9	0.08
Restructuring & Related	14.5	(4.1)	10.4	0.10
Tax & Interim Period***	—	7.7	7.7	0.07
As Adjusted (Non-GAAP)	$6.9	(1.9)	5.0	$0.05

* Tax effect on adjustments is calculated using the applicable jurisdictional blended tax rate
** Based on diluted weighted average shares outstanding of 108.8 million
*** Includes adjustments without related pre-tax amounts and the tax amount necessary to align quarterly tax expense (benefit) with the forecasted full year as adjusted effective tax rate

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Terex Corporation
200 Nyala Farm Road, Westport, Connecticut 06880
Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com